      As filed with the Securities and Exchange Commission on June 26 , 2000
                                                Registration No.
                                                333-__________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------

                                    FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 -------------------------------------------

                             PACIFIC CAPITAL BANCORP

                       (formerly Santa Barbara Bancorp)
            (Exact name of registrant as specified in its charter)

                                       California

                                  95-3673456
               (State or other jurisdiction of (I.R.S. Employer
                 incorporation or organization) Identification
                                     No.)

                       200 East Carrillo Street, Suite 300

                       Santa Barbara, California 93101
                   (Address of principal executive offices)

   PACIFIC CAPITAL BANCORP AMENDED AND RESTATED INCENTIVE & INVESTMENT AND
                  SALARY SAVINGS PLAN DATED JANUARY 1, 1998
                           (Full title of the plan)

                 -------------------------------------------

                                                        Copy to:
          Jay D. Smith, Esq.                      Bruce W. McRoy, Esq.
  200 East Carrillo Street, Suite 300     Reicker, Clough, Pfau, Pyle, McRoy &
                                                      Herman, LLP
    Santa Barbara, California 93101            1421 State Street, Suite B
            (805) 564-6310                  Santa Barbara, California 93101
(Name, address and telephone number of            (805) 966-2440 - TEL
          agent for service)                      (805) 966-3220 - FAX
                 -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF EACH CLASS     AMOUNT        PROPOSED       PROPOSED       AMOUNT OF
   OF SECURITIES         TO BE        MAXIMUM         MAXIMUM      REGISTRATION
  TO BE REGISTERED    REGISTERED   OFFERING PRICE    AGGREGATE         FEE
                                     PER SHARE       OFFERING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Common Stock, no      90,000      $25.9375(2)   $2,334,375.00(2)   $617.00
     par value         Shares(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Beneficial         ------         ------         ------          ------
    Interests in
  Pacific Capital
Bancorp Amended and

 Restated Incentive
  & Investment and

Salary Savings Plan
  dated January 1,

      1998(3)

================================================================================

(1) Based upon Pacific Capital Bancorp's estimate of the number of shares of Common Stock that will be issued pursuant to the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998. There is also being registered hereunder such additional undetermined number of shares of stock which may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(h) and (c). The maximum aggregate offering price is based on 90,000 shares of Pacific Capital Bancorp Common Stock available for issuance under the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998, multiplied by $25.9375, the average of the high and low prices of Common Stock of Pacific Capital Bancorp as reported for June 22, 2000 on the NASDAQ National Exchange, for proceeds of $2,334,375.00.

(3) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998.

PART I            INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
Item 2.           Registrant Information and Employee Plan Annual
Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      Registrant and the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998 (the "Plan") hereby incorporates by reference in this Registration Statement the following documents previously filed by Registrant with the Securities and Exchange Commission (the "Commission"):

            (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

            (2) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

            (3) Registrant's Current Reports on Forms 8-K filed March 7, 2000 and May 16, 2000;

            (4) the description of the common stock, no par value, of Registrant (the "Common Stock") set forth in the registration statement on Form S-4 filed May 4, 2000, and Amendment No. 1 thereto set forth in the registration statement on Form S-4/A filed May 10, 2000 for the purpose of updating such description.

      All documents filed by Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.           Description of Securities.

            Not applicable.

Item 5.           Interests of Named Experts and Counsel.

            Not applicable.

Item 6.           Indemnification of Directors and Officers.

      Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

      The Board of Directors of Registrant has resolved to indemnify the officers and directors of Registrant to the full extent permitted by Section 317 of the California General Corporation Law, and the Sixth Article of Registrant's Certificate of Restatement of Articles of Incorporation and Section 5.3 of Registrant's Amended and Restated Bylaws, as adopted by the Board of Directors on January 26, 1999, authorize Registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permits Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. This indemnification is based upon the indemnification provisions previously set forth in Registrant's Articles of Incorporation prior to the merger of Pacific Capital Bancorp into Registrant as approved by Pacific Capital Bancorp's shareholders and the indemnification agreements which were approved by Registrant's shareholders at the annual meeting of shareholders held on March 30, 1988. In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.           Exemption from Registration Claimed.

            Not applicable.

Item 8.           Exhibits.

      The following documents are filed as a part of this registration statement.

  Exhibit Number                        Document Description
        4.1 Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998 *

        5.1         Opinion of Counsel  *

       23.1         Consent  of  Counsel  (included  in  the  opinion  filed  as
                                      Exhibit 5.1)

       23.2         Consent of Arthur Andersen LLP  *

       24.1         Power of Attorney (see signature  page of this  Registration
                                      Statement).


*     Filed herewith.

Item 9.      Undertakings.

      A.    The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on June 26, 2000.

                                                PACIFIC CAPITAL BANCORP

                                                By: /s/ Jay D. Smith

                                                --------------------------------
                                                Jay D. Smith
                                                Senior  Vice   President   and
                                                General Counsel

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jay D. Smith and Donald Lafler, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   NAME                    TITLE                               DATE
   ------------------------

   ------------------------
   /s/ David W. Spainhour Chairman of the Board and Director June 26, 2000 David W.Spainhour

   ------------------------
   /s/ Donald M. Anderson  Vice Chairman of the Board and      June 26, 2000
   Donald M. Anderson      Director

   ------------------------
   /s/ William S. Thomas,  President, Chief Executive Officer  June 26, 2000
   Jr.                     and Director
   William S. Thomas, Jr.
   ------------------------
   /s/ Jay D. Smith        Senior Vice President, General      June 26, 2000
   Jay D. Smith            Counsel and Secretary

   ------------------------
   /s/ Donald Lafler       Executive Vice President and Chief  June 26, 2000
   Donald Lafler           Financial Officer
   ------------------------

   ------------------------
   /s/ Edward E. Birch     Director                            June 26, 2000
   Edward E. Birch

   ------------------------
   /s/    Richard    A.    Director                            June 26, 2000
   Nightingale
   Richard A. Nightingale

   ------------------------
   /s/ Richard M. Davis    Director                            June 26, 2000
   Richard M. Davis

   ------------------------
   /s/ Kathy J. Odell      Director                            June 26, 2000
   Kathy J. Odell

   ------------------------
   /s/ Dale E. Hanst       Director                            June 26, 2000
   Dale E. Hanst

   ------------------------
   /s/ D. Vernon Horton    Director                            June 26, 2000
   D. Vernon Horton

   ------------------------
   /s/ Roger C. Knopf      Director                            June 26, 2000
   Roger C. Knopf

   ------------------------
   /s/ Clayton C. Larson   Director                            June 26, 2000
   Clayton C. Larson

   ------------------------
   /s/ William H. Pope     Director                            June 26, 2000
   William H. Pope

   ------------------------

   ------------------------

   ------------------------
      Pursuant to the requirements of the Securities Act of 1933, the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998 certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on June 26, 2000.

                                          PACIFIC  CAPITAL BANCORP AMENDED AND
                                          RESTATED  INCENTIVE & INVESTMENT AND
                                          SALARY  SAVINGS  PLAN DATED  JANUARY
                                          1, 1998

                                    By:        /s/        Jay        D.
                                      Smith

                                          Jay D. Smith
                                          Senior  Vice  President  and General
                                          Counsel

                                INDEX TO EXHIBITS

  Exhibit Number                            Description

        4.1 Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998 *

        5.1         Opinion of Counsel  *

       23.1         Consent  of  Counsel  (included  in  the  opinion  filed  as
                                      Exhibit 5.1)

       23.2         Consent of Arthur Andersen LLP  *

       24.1         Power of Attorney (see signature  page of this  registration statement).


------------------
* Filed herewith.

                                                                   EXHIBIT 4.1


                             PACIFIC CAPITAL BANCORP

                INCENTIVE & INVESTMENT AND SALARY SAVINGS PLAN

      THIS AMENDED AND RESTATED INCENTIVE & INVESTMENT AND SALARY SAVINGS PLAN is made and entered into, effective on the date set forth below, by SANTA BARBARA BANK & TRUST, a California corporation, as "Employer" for periods prior to January 1, 1999 (for such periods, the "Employer") and PACIFIC CAPITAL BANCORP, a California corporation formerly known as "Santa Barbara Bancorp," as "Employer" for periods on an after January 1, 1999 (for such periods, the "Employer"), with reference to the following facts:

      RECITALS:

      A. PACIFIC CAPITAL BANCORP, a California corporation ("Parent") owns all the outstanding shares of the capital stock of SANTA BARBARA BANK & TRUST, a California corporation (the "Bank").

      B. Effective January 1, 1966, the Bank established the "Santa Barbara Bank & Trust Incentive & Investment Plan (the "Prior Plan") to recognize the contributions made to the Bank's successful operation by its employees and for the exclusive benefit of its eligible employees.

      C. Effective January 1, 1989, the Bank amended and restated the Prior Plan to reflect certain changes in the law and in the operation of the Plan and to rename the Plan the "Incentive & Investment and Salary Savings Plan" (as so amended, the "Plan").

      D. Since the date of that most recent amendment and restatement, (i) there have been certain changes in the laws applicable to the Plan, (ii) the Employer has adopted certain amendments to the Plan to reflect changes in the operation of the Plan, and (iii) the Employer has acquired certain wholly owned subsidiaries.

      E. The Employer desires to adopt this Amended and Restated Plan document in order to incorporate all prior amendments to the Plan, to reflect the current provisions of law applicable to the Plan, and to reward and provide incentives for all employees of Employer and each of its Affiliated Employers.

      NOW, THEREFORE, the Employer hereby amends and restates the Plan in its entirety to provide as follows:

1.    DEFINITIONS

      1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      1.2 "Administrator" means the person designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

      1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

      1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

      1.5   "Anniversary Date" means December 31st.

      1.6 "Beneficiary" means the person to whom a share of a deceased Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6, below.

      1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

      1.8 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

              1.8.1 For purposes of this Section, the determination of Compensation shall be made by (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(a)(8), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, and (b) excluding any taxable income arising by reason of the Participant's exercise of options to purchase the capital stock of Employer or any Affiliated Employer.

              1.8.2 For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.3.

              1.8.3 For the Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under this Plan shall not exceed the One Hundred Fifty Thousand Dollars ($150,000), as adjusted by the Internal Revenue Service for cost of living increases in accordance with Code Section 401(a)(17)(B).

                  A. The cost of living adjustment in effect for a calendar year applies to any period which begins in that calendar year, does not exceed twelve months, and for which Compensation is required to be determined (the "determination period"). If a determination period consists of fewer than twelve
(12) months, then the annual compensation limit for such period shall be $150,000 (or such greater amount determined in accordance with Code Section 401(a)(17)(B)), multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is twelve
(12). For the Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17)(B) shall mean such $150,000 limit (as adjusted pursuant to Code Section 401(a)(17)(B)) set forth in this Section 1.8.3.

                  B. If an Employee's benefits accruing in any Plan Year are determined by reference to the Employee's Compensation for any determination period commencing prior to such Plan Year, then the Compensation for such prior determination period shall be subject to the $150,000 limit (as adjusted pursuant to Code Section 401(a)(17)(B)) in effect for that prior determination period. For any such determination period beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit under this Section 1.8.3 shall be $150,000.

              1.8.4. If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

      1.9 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.

      1.10 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section
4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10.1.

      1.11 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55 ("Early Retirement Age") and has completed at least 20 years of service with the Employer. A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age. A Former Participant who terminates employment after satisfying such 20-year service requirement and who thereafter attains age 55 shall be entitled to receive his benefits under this Plan.

      1.12 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in
Section 4.2, below. In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2.2 and 4.2.3 and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-l(b)(3), the provisions of which are specifically incorporated herein by reference.

      1.13  "Eligible Employee" means any Employee, except that:

              1.13.1 Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

              1.13.2 Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

      1.14 "Employee" means any person who is employed by the Employer or an Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

      1.15 "Employer" means (a) for Plan Years commencing prior to January 1, 1999, SANTA BARBARA BANK & TRUST, a California corporation, and (b) for Plan Years commencing on or after January 1, 1999, PACIFIC CAPITAL BANCORP, a California corporation, and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of California.

      1.16 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7.3 on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7.1, below.

      1.17 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under
Section 4.5.1, below. Excess Contributions, including amounts recharacterized pursuant to Section 4.6.1(C), below, shall be treated as an "annual addition" pursuant to Section 4.9.1, below.

      1.18 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2.6 below actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9.2, below, when contributed to the Plan unless distributed to the affected Participant not later than the next succeeding April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 2.2 and 4.4.4, below, Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to
Section 4.2.6, below. However, Excess Deferred Compensation of Non Highly Compensated Participants is not taken into account for purposes of Section 4.5.1, above, to the extent such Excess Deferred Compensation occurs pursuant to
Section 4.2.4, below.

      1.19 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

      1.20 "Fiscal Year" means each period of 12 months commencing on January 1st and ending on December 31st.

      1.21 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of (a) the distribution of the entire Vested portion of the Participant's Account, or (b) the last date of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service. Furthermore, for purposes of the foregoing clause (a), in the case of a Terminated Participant whose Vested Benefit is zero, such Terminated Participant shall be deemed to have received a distribution of the Participant's Vested Benefit upon his termination of employment. Restoration of such amount shall occur pursuant to Section 6.4, below. In addition, the term "Forfeiture" also shall include such amounts that are deemed to be Forfeitures pursuant to any other provisions of this Plan.

      1.22 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

      1.23 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, and effective with the Plan Years beginning on or after January 1, 1998, shall include (a) all "Elected Deferrals" (as defined in Code Section 402(g)(3), and
(b) any other amount which is contributed or deferred at the election of the Employee that is not includible in the gross income of the Employee by reason of Code Section 125 or 457. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

      1.24 "414(s) Compensation" means "415 Compensation" paid during a Plan Year plus, for the Plan Years commencing prior to January 1, 1998, the Participant's Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to Section 4.6(a). The amount of "414(s) Compensation" with respect to any Participant shall include "414(s) Compensation" for the entire twelve (12) month period ending on the last day of such Plan Year, except that "414(s) Compensation" shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan.

              1.24.1 For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(a)(8), 402(h), 403(b) or and 457, Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

              1.24.2 In addition to other limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under this Plan shall not exceed $150,000, as adjusted by the Internal Revenue Service pursuant to Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period which begins in that year, does not exceed twelve (12) months, and for which Compensation is being determined (the "determination period"). If a determination period consists of fewer than twelve (12) months, then the limitation in effect under this Section 1.25.2 shall be equal to such $150,000 amount (as adjusted pursuant to Code Section 401(a)(17)(B)), multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the annual compensation limit described in this Section 1.25.2. If an Employee's benefits accruing in a Plan Year are determined by reference to the Employee's Compensation for any prior determination period, then the Compensation for that prior determination period shall be subject to the limit in effect under Code Section 401(a)(17) for that prior determination period. For this purpose, for any determination period beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit shall be $150,000.

              1.24.3 If, in connection with the adoption of this amendment and restatement, the definition of "414(s) Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

      1.25 "Highly Compensated Employee" means an Employee who either (a) during the current Plan Year or the immediately preceding Plan Year, was a "five percent owner" (as defined in Section 1.32.3C, below), or (b) for the preceding year, either (i) received 415 Compensation from the Employer in excess of Eighty Thousand Dollars ($80,000) (as such amount is adjusted from time-to-time pursuant to Code Section 414(g)(1), or (ii) in accordance with an election by the Employer to apply this clause (b)(ii) of this Section 1.25 for any Plan Year, was in the "Top Paid Group" of Employees for such preceding year. For Plan Years beginning after December 31, 1996, and prior to January 1, 1998, the determination of "415 Compensation" under this Section 1.25 shall be made by including amounts that otherwise would be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code
Section 403(b).

      1.26 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.26. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

      1.27 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

      1.28 "Hour of Service" means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (c) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c).

              1.28.1 Notwithstanding the above, (i), no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation, or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

              1.28.2 For purposes of this Section 1.28, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

              1.28.3 An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or re-employment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

      1.29 "Income" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period". The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period" or the "gap period", reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period". The provisions of this Section shall be applied:

              1.29.1    For purposes of Section 4.2.6, by substituting:

                  A.    "Excess Deferred Compensation" for "excess amounts";

                  B. "taxable year of the Participant" for "applicable computation period";

                  C.    "Deferred Compensation" for "Employer contributions";
and

                  D. "Participant's Elective Account" for "account balance".

              1.29.2    For purposes of Section 4.6.1, by substituting:

                  A.    "Excess Contributions" for "excess amount";

                  B.    "Plan Year" for "applicable computation period";

                  C.    "Elective Contributions" for "Employer
contributions"; and

                  D. "Participant's Elective Account" for "account balance".

              1.29.3          For purposes of Section 4.8.1, by substituting:

                  A.    "Excess Aggregate Contributions" for "excess amounts";

                  B.    "Plan Year" for "applicable computation period";

                  C.    "Employer matching contributions made pursuant to
Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c)" for "Employer contributions"; and

                  D.    "Participant's Account" for "account balance".

              1.29.4 In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the months shall be treated as having been made on the last day of the preceding months and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

              1.29.5 Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

      1.30 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

      1.31 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

              1.31.1 An officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

              1.31.2 One of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

              1.31.3 A "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
(m) and (o) shall be treated as separate employers.

              1.31.4 A "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code
Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
(m) and (o) shall be treated as separate employers.

                  A. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

                  B. For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b).

      1.32 "Late Retirement Date" means the Anniversary Date coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

      1.33 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

              1.33.1 Such employee is covered by a money purchase pension plan providing: (a) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b); (b) immediate participation; and (c) full and immediate vesting; and

              1.33.2 Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

      1.34 "Non-Elective Contribution" means the Employer's contributions to this Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, below, and any "Qualified Non-Elective Contribution".

      1.35 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

      1.36 "Non-Key Employee" means any Employee or former Employee (and the Beneficiaries of such persons) who is not a Key Employee.

      1.37  "Normal Retirement Age" means the Participant's 65th birthday.

      1.38 "Normal Retirement Date" means the Anniversary Date coinciding with or next following the Participant's Normal Retirement Age.

      1.39 "1-Year Break in Service" means a period of 12 consecutive calendar months beginning on the date the Employee terminates service with the Employer and ending on the first anniversary of such date during which the Employee does not perform an Hour of Service for the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

              1.39.1 An Employee shall not be deemed to have incurred a 1-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment terminated.

              1.39.2 "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

              1.39.3 A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.

      1.40 "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

      1.41 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from the Employer's Non-Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's account attributable to Employer matching contributions made pursuant to Section 4.1.1B, below, and Employer discretionary contributions made pursuant to Section 4.1.1C, below.

      1.42 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective account and the Participant's account.

      1.43 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

      1.44 "Plan" means this PACIFIC CAPITAL BANCORP Amended and Restated Incentive & Investment and Salary Savings Plan, as amended from time to time. For periods prior to January 1, 1999, this Plan shall be known as the "SANTA BARBARA BANK & TRUST" "Incentive & Investment and Salary Savings Plan."

      1.45 "Plan Year" means (a) for periods prior to April 1, 1993, the Employer's accounting year of 12 months commencing on April 1st of each year and ending the following March 31st; (b) for the period after March 31, 1993, and prior to January 1, 1994, the nine-month period from April 1, 1993, through December 31, 1993, and (c) for periods after December 31, 1993, each period of 12 months commencing on January 1 and ending on December 31.

      1.46 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests. In addition, the Employer's contributions to the Plan that are made pursuant to
Section 4.8.7, below, which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.2.2, below and 4.2.3, below.

      1.47 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan resulting from the Participant's tax-deductible Qualified Voluntary Employee Contributions made pursuant to Section 4.14, below.

      1.48 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

      1.49 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

      1.50 "Retirement Date" means the date as of which a Participant retires whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date.

      1.51  "Super Top Heavy Plan" means a plan described in Section 2.2.2.

      1.52 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

      1.53  "Top Heavy Plan" means a plan described in Section 2.2.1.

      1.54 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

      1.55 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code
Section 86(a)(3) shall not be treated as Employees.

              1.55.1 Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                  A.    Employees with less than six (6) months of service;

                  B. Employees who normally work less than 17 2 hours per week;

                  C. Employees who normally work less than six (6) months during a year; and

                  D.    Employees who have not yet attained age 21.

              1.55.2 In addition, if ninety percent (90%) or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

              1.55.3 The foregoing exclusions set forth in this Section 1.55.3 shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

      1.56 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders the Participant incapable of continuing in gainful occupation and which condition constitutes a "total disability" under the Social Security Act.

      1.57 "Trustee" means the person or entity named as trustee in any separate trust forming a part of this Plan, and any successors.

      1.58 "Trust Fund" or "Trust" means the assets of the separate trust forming a part of this Plan, as the same shall exist from time to time.

      1.59 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

      1.60 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.12. Amounts recharacterized as voluntary Employee contributions pursuant to Section 4.6.1, below, shall remain subject to the limitations of Sections 4.2.2, and 4.2.3, below. Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to voluntary Employee contributions made pursuant to Section 4.12, below.

      1.61 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service.

              1.61.1 Eligibility. For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

              1.61.2 Vesting. For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

              1.61.3 Other. For all other purposes, the computation period shall be the Plan Year.

              1.61.4 Prior Service. There shall be recognized as "Years of Service" under this Plan all Years of Service by the Employee with any entity acquired by the Employer if the terms and conditions of such acquisition expressly require that such prior Years of Service be credited as such under this Plan. For purposes of this Section 1.61.4, an entity shall be deemed to be acquired by the Employer if (a) that entity is merged into the Employer, or (b) the Employer purchases or otherwise acquires at least eighty percent (80%) of the outstanding voting equity interests in such entity, or (iii) the Employer acquires substantially all the assets of such entity."

              1.61.5 Affiliated Employer. All Years of Service with any Affiliated Employer shall be recognized.

2.    TOP HEAVY AND ADMINISTRATION

      2.1 Top Heavy Plan Requirements. For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

      2.2   Determination of Top Heavy Status.

              2.2.1 This Plan shall be a Top Heavy Plan for any Plan Year commencing. after December 31, 1983 in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees and (b) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  A. If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).

                  B. In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

              2.2.2 This Plan shall be a Super Top Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees and (b) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

              2.2.3 A Participant's Aggregate Account as of the Determination Date is the sum of:

                  A. His Participant's Elective Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

                  B. An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                  C. Any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this section.

                  D. Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  E. With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984, shall be considered as part of the Participant's Aggregate Account balance.

                  F. With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                  G. For the purposes of determining whether two employers are to be treated as the same employer in Paragraphs E and F, above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

              2.2.4 "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  A. In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  B. The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  C. Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  D. An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                  E. "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  F. In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  G. "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, (i) the sum of (a) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, plus (b) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds (ii) sixty percent (60%) of a similar sum determined for all Participants.

      2.3   Powers and Responsibilities of the Employer.

              2.3.1 The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

              2.3.2 The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

              2.3.3 The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

      2.4 Designation of Administrative Authority. The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

      2.5. Allocation and Delegation of Responsibilities. If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

      2.6. Powers and Duties of the Administrator. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.

              2.6.1 The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code
Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

              2.6.2 The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  A. The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  B. To compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  C. To authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  D. To maintain all necessary records for the administration of the Plan;

                  E. To interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  F. To determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  G. To compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  H. To consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  I. To prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                  J. To assist any Participant regarding his rights, benefits, or elections available under the Plan.

      2.7 Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

      2.8 Appointment of Advisers. The Administrator may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

      2.9 Information From Employer. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

      2.10 Payment of Expenses. All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred.

      2.11 Majority Actions. Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

      2.12 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

      2.13 Claims Review Procedure. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12, above, shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12, above.

              2.13.1 The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five (5) business days' written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing.

              2.13.2 A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

3.    ELIGIBILITY

      3.1   Conditions of Eligibility.

              3.1.1 Subject to Sections 3.1.2 and 3.1.3, below, each Eligible Employee who commences employment prior to January 1, 1990, and has attained age 16 shall be eligible to participate hereunder as of the date he has satisfied such requirements. Each Eligible Employee who commences employment with the Employer after December 31, 1989, and prior to January 1, 1991, and who has completed one (1) Year of Service and has attained age 16 shall be eligible to participate hereunder as of the date he has satisfied such requirements. Each Eligible Employee who commences employment with the Employer after December 31, 1990, and who has completed one (1) Year of Service and has attained age 18 shall be eligible to participate hereunder as of the date he has satisfied such requirements.

              3.1.2 Notwithstanding the provisions of Section 3.1.1, above, effective July 1, 1994, each Eligible Employee who has attained age 18 and completed ninety (90) days of employment with the Employer shall be eligible to
(a) make Deferred Compensation contributions to the Plan in accordance with
Section 4.2, below, and (b) receive Employer's Matching Contributions with respect to such Deferred Compensation in accordance with Section 4.1.1B, below; provided, such Eligible Employee shall not be eligible to receive an allocation of the discretionary Employer's Non-Elective Contribution under Section 4.1.1C, below, until such Eligible Employee has completed one (1) Year of Service with the Employer in accordance with Section 3.1.1, above, and commenced participation in accordance with Section 3.1.3, below.

              3.1.3 An Eligible Employee who has satisfied the participation requirements of this Section 3.1 shall commence participation in the Plan at the time specified in Section 3.3, below.

      3.2 Application for Participation. In order to become a Participant hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.

      3.3 Effective Date of Participation. An Eligible Employee shall become a Participant effective as of the first day of the first calendar month commencing after the Eligible Employee has satisfied the eligibility requirements of
Section 3.1, above, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred). In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee would have otherwise previously become a Participant.

      3.4 Determination of Eligibility. The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall. be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13, above.

      3.5   Termination of Eligibility.

              3.5.1 In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of .Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

              3.5.2 In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

      3.6 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

      3.7 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

      3.8 Election Not to Participate. An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

4.    CONTRIBUTION AND ALLOCATION

      4.1   Formula For Determining Employer's Contribution.

              4.1.1 For each Plan Year, the Employer shall contribute to the Plan the sum of the following amounts:

                  A. The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2, below, which amount shall be deemed to be an Employer's Elective Contribution.

                  B. On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to the sum of (i) one-hundred percent (100%) of that portion of the Participant's Deferred Compensation up to three percent (3.0%) of the Participant's Compensation, plus (ii) fifty percent (50%) of that portion of the Participant's Deferred Compensation in excess of three percent (3.0%) of Compensation and up to six percent (6.0%) of Compensation; provided, in no event shall the amount of the matching contribution under this Section 4.1(b) on behalf of any Participant in any Plan Year exceed four and one-half percent (4.5%) of the Participant's Compensation for the Plan Year. The aggregate matching contribution under this
Section 4.1.1 shall be deemed to be an Employer Non-Elective Contribution.

                  C. Such amount, if any, which the Employer in its discretionary elects to contribute, which amount shall be deemed to be an Employer's Non-Elective Contribution.

              4.1.2 Notwithstanding the foregoing, however, the Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

              4.1.3 Notwithstanding the foregoing, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code
Section 404.

      4.2   Participant's Salary Reduction Election.

              4.2.1 Each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for the deferral election, by up to ten percent (10%). A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

              4.2.2 The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

              4.2.3 Amounts held in the Participant's Elective Account may not be distributable earlier than:

                  A.    A Participant's termination of employment or death;

                  B.    A Participant's attainment of age 59 2;

                  C. The termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation 1.401(k)-l(d)(3);

                  D. The date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                  E. The date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                  F. The proven financial hardship of a Participant, subject to the limitations of Section 6.10, below.

              4.2.4 For each Plan Year beginning after December 31, 1987, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. if such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with 4.2.6, below. The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

              4.2.5 In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section 6.11 or pursuant to Regulation 1.401(k)-l(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

              4.2.6 If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code
Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant.

                  A. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this section may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year.

                  B. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions: (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; (2) the Participant shall designate the distribution as Excess Deferred Compensation; and (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

              4.2.7 Notwithstanding Section 4.2.6, above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to Section 4.6.1, above, for the Plan Year beginning with or within the taxable year of the Participant.

              4.2.8 All amounts allocated to a Participant's Elective Account may be treated as a Directed Investment Account pursuant to Section 4.13.

              4.2.9 Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

              4.2.10 The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                  A. A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Section 3. However, the Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.3. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

                  B. A Participant may modify a prior election during the Plan Year and concurrently make a new election by delivering notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted quarterly, during election periods established by the Administrator prior to the first day of each Plan Year quarter. Any modification shall not have retroactive effect and shall remain in force until revoked.

                  C. A Participant may elect to prospectively revoke his salary reduction agreement in its entirety once in each calendar quarter by delivering notice of revocation to the Employer or its designee at such times as are designated by the Employer. Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

      4.3 Time of Payment of Employer's Contribution. The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year. However, (a) Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within seven (7) days after the date on which such amounts would otherwise have been payable to the Participant in cash, and (b) effective January 1, 1999, the Employer matching contribution pursuant to Section 4.1.1B, above, shall be contributed to the Plan on a monthly basis. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

      4.4   Allocation of Contribution and Earnings.

              4.4.1 The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

              4.4.2 The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                  A. With respect to the Employer's Elective Contribution made pursuant to Section 4.1.1A, above, to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year;

                  B. With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1.1B, above, to each Participant's Account in accordance with Section 4.1.1B, above. Any Participant actively employed during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.

                  C. With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1.1C, above, to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

              4.4.3 As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously-forfeited account balances of Former Participants, if any, in accordance with Section 6.4.9, below. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur in the following manner:

                  A. Forfeitures attributable to Employer matching contributions made pursuant to Section 4.1.1B, above, shall be used to reduce the Employer's contribution for the Plan Year in which such Forfeitures occur.

                  B Forfeitures attributable to Employer discretionary contributions made pursuant to Section 4.1.1C, above, shall be used to reduce the Employer's contribution for the Plan Year in which such Forfeitures occur.

              4.4.4 For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4.8, below, if eligible pursuant to the provisions of Section 4.4.10, below.

              4.4.5 Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal, or Late), Total and Permanent Disability, or death shall share in the allocation of contributions for that Plan Year only if otherwise eligible in accordance with this Section 4.4.

              4.4.6 As of each Anniversary Date or other valuation date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participant's and Former Participant's nonsegregated accounts as of such date. Participant's transfers from other qualified plans and voluntary contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

              4.4.7 Participant's accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

              4.4.8 Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Elective Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (a) the sum of the Employer's contributions allocated to the Participant's Elective Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (b) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions allocated to the Participant's Elective Account of each Employee shall be equal to the largest percentage allocated to the Participant's Elective Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account. However, no such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

              4.4.9 For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Elective Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

              4.4.10 For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Elective Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (a) failed to complete a Year of Service; and (b) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

              4.4.11 For the purposes of this Section, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under this Plan shall not exceed $150,000, as adjusted by the Internal Revenue Service pursuant to Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period which begins in that year, does not exceed twelve (12) months, and for which Compensation is being determined (the "determination period"). If a determination period consists of fewer than twelve (12) months, then the limit in effect under this
Section 4.4.7(B) shall be equal to such $150,000 amount (as adjusted pursuant to Code Section 401(a)(17)(B)), multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is twelve (12). For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the annual Compensation limit described in this Section 4.4.11. If an Employee's benefits accruing in a Plan Year are determined by reference to the Employee's Compensation for any prior determination period, then the Compensation for that prior determination period shall be subject to the limit in effect under Code Section 401(a)(17) for that prior determination period. For this purpose, for any determination period beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit shall be $150,000.

              4.4.12 Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

              4.4.13 If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows: (a) one account for nonforfeitable benefits attributable to prebreak service; and (b) one account representing his status in the Plan attributable to post-break service.

              4.4.14 Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                  A. The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this section shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

                  B. If after application of Paragraph A, above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                  C. Nothing in this Section 4.4.14 shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this section shall be considered a retroactive amendment adopted by the last day of the Plan Year.

      4.5   Actual Deferral Percentage Tests.

              4.5.1 For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

                  A. The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25; or

                  B. The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

Notwithstanding, the foregoing, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in Paragraph B, above, and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

              4.5.2 For the purposes of this Section 4.5, the term "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

              4.5.3 For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  A. The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation," for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this section.

                  B. The Employer Elective Contributions and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in Paragraph A, above.

                  C. If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with Paragraph (A) and (B), above.

              4.5.4 For the purposes of Sections 4.5.1 and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

              4.5.5 For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

                  A. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this Section 4.5.5 only if they have the same plan year.

                  B. Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

              4.5.6 For the purposes of this Section 4.5, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such , cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different plan years, this section shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

      4.6 Adjustment to Actual Deferral Percentage Tests. In the event that the initial allocations of the Employer's Elective Contributions made pursuant to
Section 4.4 do not satisfy one of the tests set forth in Section 4.5.1, above, for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

              4.6.1 On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section 4.12 until one of the tests set forth in
Section 4.5.1, above, is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.5.1, above, is satisfied.

                  A. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this section) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this section) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                  B. With respect to the distribution of Excess Contributions pursuant to this Section 4.6.1, such distribution: (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable; (ii) shall be adjusted for Income; and (iii) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                  C. With respect to the recharacterization of Excess Contributions pursuant to this Section 4.6.3, such recharacterized amounts:

                        (1) Shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                        (2) Shall not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

                        (3)   Shall be treated as voluntary Employee
contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-l(b). However, for purposes of Sections 2.2 and 4.4.4, above, recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 4.2.3, above;

                        (4) Are not permitted if the amount recharacterized plus voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.7.1) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and

                        (5)   Shall be adjusted for Income.

                  D. Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

                  E. The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this section.

              4.6.2 Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5.1, above. Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

              4.6.3 If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5.1, above, cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6.1, above, each affected Highly Compensated Participant's deferral election made pursuant to
Section 4.2, above, by an amount necessary to satisfy one of the tests set forth in Section 4.5.1, above.

      4.7   Actual Contribution Percentage Tests.

              4.7.1 The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

                  A. 125 percent of such percentage for the Non-Highly Compensated Participant group; or

                  B. The lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this section and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to
Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

              4.7.2 For the purposes of this Section and Section 4.8, the "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                  A. The sum of voluntary Employee contributions made pursuant to Section 4.12 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1, above, on behalf of each such Participant for such Plan Year; to

                  B.    The Participant's "414(s) Compensation" for such Plan
Year.

              4.7.3 For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.8.3, the Administrator may elect to take into account, with respect to Employees eligible to have voluntary Employee contributions pursuant to Section
4.12 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-l(b)) and qualified non-elective contributions (as defined in Code
Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-l(b)(5) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

              4.7.4 For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                  A. The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating voluntary Employee contributions made pursuant to
Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1 and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this section.

                  B. The voluntary Employee contributions made pursuant to
Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1, above, and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in Section (1) above.

                  C. If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with Paragraphs (A) and (B), above.

              4.7.5 For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this Section
4.7.5 for Plan Years beginning after December 31, 1988, only if they have the same plan year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

              4.7.6 If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409 for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this section shall be applied by treating all plans ending with or within the same calendar year as a single plan.

              4.7.7 For purposes of Sections 4.7.1 and 4.8, above, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have voluntary Employee contributions pursuant to Section
4.12 (whether or not voluntary Employee contributions are made), below, allocated to his account for the Plan Year.

      4.8   Adjustment To Actual Contribution Percentage Tests.

              4.8.1 In the event that, for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7.1, above, the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan
Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 4.7.1, above, is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.7.1, above, is satisfied.

              4.8.2 Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

              4.8.3 For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1, above, and any qualified non-elective contributions or elective deferrals taken into account pursuant to
Section 4.7.3, above, on behalf of the Highly Compensated Participant (determined prior to the application of this section) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this section) by his "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6.1, above, and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7.3, above, on behalf of such Highly Compensated Participant for such Plan Year.

              4.8.4 The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6.1, above.

              4.8.5 If the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to
Section 4.6.1, above, and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7.3, above, of each Family member that were combined to determine the group actual contribution ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this section.

              4.8.6 If during a Plan Year the projected aggregate amount of voluntary Employee contributions and Excess Contributions to be recharacterized as voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7.1, above, cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8.1, above, each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in
Section 4.7.1, above.

              4.8.7 Notwithstanding the above within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7.1, above. Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5.1, above.

      4.9   Maximum Annual Additions.

              4.9.1 Notwithstanding any provision in this Plan to the contrary, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (a) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (b) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in clause (a) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

              4.9.2 For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (a) Employer contributions, (b) Employee contributions for "limitation years" beginning after December 31, 1986, (c) forfeitures, (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer; provided, however, the "415 Compensation" percentage limitation referred to in Section 4.9.1(b) above shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

              4.9.3 For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.9.2(b): (a) Rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (b) Repayments of loans made to a Participant from the Plan; (c) Repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (d) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (e) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

              4.9.4     For purposes of applying the limitations of Code
Section 415, the "limitation year" shall be the Plan Year.

              4.9.5 The dollar limitation under Code Section 415(b)(1)(A) stated in Section 4.9.1(a), above, shall be adjusted annually as provided in Code
Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

              4.9.6 For the purpose of this Section 4.9, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

              4.9.7 For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

              4.9.8 For the purpose of this Section, if this Plan is a Code
Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

              4.9.9     If a Participant participates in:

                  A. More than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                  B. Both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code
Section 412.

                  C. More than one defined contribution plan not subject to Code
Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (1) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under Paragraphs (A) or (b) of this Section 4.4.9, multiplied by (2) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans. described in this Section.

              4.9.10    For Plan Years beginning on or before December 31,
1999:

                  A. If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                  B. The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b); provided, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                  C. The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

                        (1) The maximum aggregate amount in any "limitation years" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                        (2) If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over
1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                  D. Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Paragraphs B and C, above, unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

              4.9.11 Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

      4.10  Adjustment For Excessive Annual Additions.

              4.10.1    For purposes of this Section 4.10, the term:

                  A. "Excess Amount" shall mean, for each Participant in each limitation year, the excess, if any, of (i) the "annual additions" which would be credited to the Participant's account under the terms of this Plan without regard to the limitations of Code Section 415, over (ii) the maximum "annual additions" permitted by Code Section 415, as determined pursuant to Section 4.9, above.

                  B. "Section 415 Suspense Account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the plan during the limitation year, determined after such excess amounts have been reallocated to all Participants to the extent permitted by Section 415 in accordance with the provisions of Section 4.10.2, below. the amount allocated to the Section 415 Suspense Account shall not share in any earnings or losses of the Trust Fund.

              4.10.2 If the "annual additions" under this Plan would cause the maximum "annual additions" permitted under this Plan to be exceeded for any Participant, including by reason of (i) the allocation of Forfeitures, (ii) a reasonable error in estimating a Participant's Compensation, (iii) a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits imposed on such deferrals, or (iv) other facts and circumstances to which Treasury Regulations Section 1.415-6(b)(6) shall be applicable, then the Administrator shall:

                  A. Allocate and reallocate such excess amounts to other Participants in accordance with Section 4.4, above, but subject to the limits on "annual additions" imposed by Section 4.9, above;

                  B. Allocate to the Section 415 Suspense Account any "excess amount" remaining after application of Paragraph A, above; and

                  C. Allocate and reallocate the amount in the Section 415 Suspense Account in the next limitation year (and, if the amount in that Section 415 Suspense Account is not fully allocated in the next limitation year, then in succeeding limitation years) to all Participants in the Plan before any Employer or Employee contribution which would constitute annual additions are made to the Plan for such limitation year, and reduce Employer contributions to the Plan for such limitation year by the amount of the Section 415 Suspense Account allocated and reallocated during such limitation year.

                  D. The Plan may not distribute excess amounts, other than voluntary Employee contributions, to Participants or Former Participants.

      4.11  Transfers From Qualified Plans.

              4.11.1 With the consent of the Administrator, amounts may be transferred from other qualified plans (the "Rollover Funds") by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred may be set up in a separate account herein referred to as a "Participant's Rollover Account." All Rollover Funds shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

              4.11.2 Each Participant's Rollover Funds shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Sections 4.11.3 and 4.11.4, below.

              4.11.3 Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-l(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

              4.11.4 At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Funds shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Funds shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

              4.11.5 The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

              4.11.6 All Rollover Funds held in accounts under this Plan may be treated as if those funds were held in a Directed Investment Account pursuant to
Section 4.13.

              4.11.7 For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (a) amounts transferred to this Plan directly from another qualified plan; (b) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (2) were eligible for tax-free rollover to a qualified plan and (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (d) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (c) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

              4.11.8 Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

              4.11.9 This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

              4.11.10 Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1, below.

      4.12  Directed Investment Account.

              4.12.1 The Administrator, in its sole discretion, may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of the Vested interest in any one or more of their individual account balances. If such authorization is given, Participants may, subject to a procedure established by the Administrator and applied in a uniform nondiscriminatory manner, direct the Trustee in writing to invest the Vested portion of their account in specific assets, specific funds or other investments permitted under the Plan and the directed investment procedure. That portion of the Vested account of any Participant so directing will thereupon be considered a Directed Investment Account, which shall not share in Trust Fund earnings.

              4.12.2 A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

      4.13 Qualified Voluntary Employee Contributions. Any voluntary employee contribution made in cash after December 31, 1981, attributable to taxable years ending before January 1, 1987, shall be treated as a "Qualified Voluntary Employee Contribution" within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, and held in a separate Qualified Voluntary Employee Contribution Account.

              4.13.1 The balance in each Participant's Qualified Voluntary Employee Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

              4.13.2 A Participant may, upon written request delivered to the Administrator, make withdrawals from his Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

              4.13.3 At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

              4.13.4 Unless the Administrator directs Qualified Voluntary Employee Contributions made pursuant to this Section be segregated into a separate account for each Participant in a federally-insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other short-term debt security acceptable to the Trustee, they shall be invested as part of the general Trust Fund and share in earnings and losses.

              4.13.5 All amounts allocated to a Qualified Voluntary Employee Contribution Account may be treated as a Directed Investment Account pursuant to
Section 4.12, above.

      4.14 USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to "qualified military service" (as defined in Section 414(u) of the Code) will be provided in accordance with Code Section 414(u).

5.    VALUATIONS

      5.1 Valuation Of The Trust Fund. The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

      5.2 Method Of Valuation. In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date." If such securities were not traded on the "valuation date," or if the exchange on which they are traded was not open for business on the "valuation date," then the securities shall be valued at the prices at which they were last traded prior to the "valuation date." Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date," which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

6.    DETERMINATION AND DISTRIBUTION OF BENEFITS

      6.1 Determination Of Benefits Upon Retirement. Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Elective Account in accordance with Section 6.5.

      6.2   Determination Of Benefits Upon Death.

              6.2.1 Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Elective Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

              6.2.2 Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

              6.2.3 Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

              6.2.4 The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's. determination of death and of the right of any person to receive payment shall be conclusive.

              6.2.5 The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse.

                  A. Notwithstanding the foregoing, the Participant may designate a Beneficiary other than his spouse if:

                        (1) The spouse has waived the right to be the Participant's Beneficiary, or

                        (2) The Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                        (3)   The Participant has no spouse, or

                        (4)   The spouse cannot be located.

                  B. If a Participant designates a Beneficiary other than his spouse in accordance with the preceding Paragraph A, then the designation of that Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

              6.2.6 Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

      6.3 Determination of Benefits on Disability. In the event of the Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of the Participant's employment with the Employer, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of the Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and
6.7 of this Plan, shall distribute to such Participant's Combined Account as thought the Participant had retired.

      6.4   Determination Of Benefits Upon Termination.

              6.4.1 On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Elective Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Elective Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to
Section 4.4 until such time as a distribution is made to the Terminated Participant. For purposes of this Section 6.4, if the value of a Terminated Participant's Vested benefit is zero, then the Terminated Participant shall be deemed to have received a distribution of such Vested benefit upon such Participant's termination of employment with the Employer.

              6.4.2 In the event that the amount of the Vested portion of the Terminated Participant's Elective Account equals or exceeds the fair market value of any. insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Account and then assign the Contracts to the Terminated Participant.

              6.4.3 Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Early or Normal Retirement). If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 and has never exceeded $5,000 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be payable in a single lump sum to such Participant.

              6.4.4 The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. if a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of (a) the adoption date of the amendment; (b) the effective date of the amendment; or (c) the date the Participant receives written notice of the amendment from the Employer or Administrator.

              6.4.5 The Vested portion of any Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service. Subject to Section
6.4.6 and 6.4.7, below:

                  A. Each Participant always shall be one hundred percent (100%) vested in such Participant's Deferred Compensation under this Plan.

                  B. Each Participant's Vested percentage of the Employer's Non-Elective Contribution made pursuant to Section 4.1.1B, above, shall be determined according to the following schedule:

      Employer Matching Non-Elective Contributions

      (Section 4.1.1B)

      Years of Service

      Less than 1
      1
      2
      3
      4

      5 or more

      Vested Percentage

      0%
      20%
      40%
      60%
      80%
      100%

                  C. A Participant's Vested percentage of the Employer's Non-Elective Contribution made pursuant to Section 4.1.1C, above, shall be determined pursuant to the following schedule:

      Employer Discretionary Non-Elective Contributions
      (Section 4.1.1C)

      Years of Service

      Less than 2
      2
      3
      4
      5
      6

      7 or more

      Vested Percentage

      0
      20%
      30%
      40%
      60%
      80%
      100%

              6.4.6 Employer hereby acknowledges that (a) Citizens State Bank of Santa Paula ("Citizens Bank") formerly sponsored that certain "Citizens State Bank of Santa Paula Profit Sharing 401(k) Plan" (the "Citizens Plan"), and (b) in transactions that closed effective October 1, 1997, (i) Citizens Bank merged with and into Employer, (ii) the Citizens Plan was merged with and into this Plan, and (iii) the assets formerly held in the trust under the Citizens Plan were merged into the trust under this Plan; (c) the Citizens Plan provided that each participant in that plan (i) was 100% vested in "Employer Matching Contributions" allocated to the participant's account under that plan, and (ii) became vested, in accordance with the following schedule, in "Employer Discretionary Contributions" allocated to the participant's account under the Citizens Plan:

      Vesting Schedule B Former Employer Discretionary Contributions Under Citizens Plan

      Years of Service

      0
      1
      2
      3
      4

      5 or more

      Vesting Percentage

      0%
      33.33%
      66.67%
      100.00%
      100.00%
      100.00%

Therefore, notwithstanding any other provision of this Plan to the contrary, each Participant who formerly participated in the Citizens State Bank of Santa Paula Profit Sharing 401(k) Plan (the "Citizens Plan") and who had an account balance which was held under that Citizens Plan and has been merged into this Plan shall become vested in such account balance as follows:

                  A. That portion of such Participant's account balance attributable to "Employer Matching Contributions," as defined under the Citizens Plan, shall be and remain one hundred percent (100%) vested in such contributions; and

                  B. That portion of such Participant's account balance attributable to "Employer Discretionary Contributions" (as defined in the Citizens Plan) shall continue to be and become vested in such contributions in accordance with the following schedule:

      Vesting Schedule B Former Employer Discretionary Contributions Under Citizens Plan

      Years of Service

      0
      1
      2
      3
      4

      5 or more

      Vesting Percentage

      0%
      33.33%
      66.67%
      100.00%
      100.00%
      100.00%

Each such Participant shall be and become vested in all other contributions allocated to such Participant's accounts under this Plan on or after October 1, 1997, in accordance with the regular vesting schedules under this Plan for such other contributions, as set forth in Sections 6.4.5, above.

              6.4.7 The Employer acknowledges that effective as of January 1, 1999, (i) PACIFIC CAPITAL BANCORP, a California corporation with offices in Salinas, California (the "Merged Corporation"), is merging with and into the Employer, and (ii) the PACIFIC CAPITAL BANCORP 401(k) PROFIT SHARING PLAN (the "Merged Plan") sponsored by the Merged Corporation is merging into this Plan. With respect to the account balance of each person who was a participant in the Merged Plan as of the effective date of that merger, (a) the regular Vesting schedules set forth in Section 6.4.5, above, shall apply only to contributions allocated to such Participant's account under this Plan with respect to Plan Years beginning on or after January 1, 1999, (b) all contributions, allocations, and other additions to such Participant's account balance under the Merged Plan constituting (i) Employee Elective Contributions shall be at all times fully Vested and non-forfeitable and (ii) attributed to all other Employer contributions and shall continue to be subject to the following vesting schedule which was in effect under the Merged Plan:

      Alternate Regular Vesting Schedule - Pacific Capital Bancorp Accounts (for all Employee Contributions, except Employee Elective Contributions, as of 12/31/98)

      Years of Service

      0 to 1
      2
      3
      4
      5

      Vested Percentage

      20%
      40%
      60%
      80%
      100%

                  6.4.8 Notwithstanding the vesting schedule provided for in Sections 6.4.5, 6.4.6, or 6.4.7, above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account consisting of contributions made pursuant to Sections 4.1.1B or 4.1.1C, above, for any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

      Top Heavy Vesting Schedule

      Years of Service  Percentage Vesting

      Less than 2         0%
      2                  20%
      3                  40%
      4                  60%
      5                  80%
      6                  100%

               6.4.9 If any Former Participant shall be re-employed by the Employer before a 1-Year Break in Service occurs, then that Participant shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                    A. If any Former Participant shall be re-employed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his re-employment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the re-employment of such Former Participant. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1.1C, above, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4, above.

                    B. If any Former Participant is re-employed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to that Participant's 1-Year Break in Service subject to the following rules:

                          (1) If a Former Participant has a 1-Year Break in
Service, that Participant's pre-break and post-break service shall be used for computing Years of Service for eligibility and for Vesting purposes only after that Participant has been employed for one (1) Year of Service following the date of re-employment with the Employer;

                          (2) Any Former Participant who, under the Plan,
does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under subparagraph
(1), above, if the Former Participant's 1-Year Breaks in Service equal or exceed the greater of (a) five (5), or (b) the aggregate number of the Former Participant's pre-break Years of Service.

                          (3) After five (5) consecutive 1-Year Breaks in
Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service.

                          (4) If a Former Participant who has not had any
Years of Service before a 1-Year Break in Service disregarded pursuant to subparagraph (2), above, completes one (1) Year of Service for eligibility purposes following re-employment with the Employer, such Former Participant shall participate in the Plan retroactively from such date of re-employment.

                          (5) If a Former Participant who has not had any
Years of Service before a 1-Year Break in Service disregarded pursuant to subparagraph (2), above, completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), then such Participant shall participate in the Plan retroactively from the first day of the Plan Year during which one (1) year of Service was completed.

      6.5   Distribution Of Benefits.

               6.5.1 The Administrator, pursuant to the election of the Participant, shall direct to the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                    A.  One lump-sum payment in cash or in property;

                    B. Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (1) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (2) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

               6.5.2 Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $5,000 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                    A. The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5.3.

                    B. Notice of the rights specified under this section shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                    C. Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                    D. No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                    E. Notwithstanding the foregoing provisions of this Section 6.5.2, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, then such distribution may commence less than thirty (30) days after the participant receives the notice required under Treasury Regulation Section 1.411(a)-11(c), provided that (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2) the Participant, after receiving the notice, affirmatively elects a distribution.

               6.5.3 Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference.

                    A. A Participant's benefits shall be distributed to him in accordance with Paragraph B, below, not later than:

                          (1) With respect to a Participant who is not a
"five percent owner" (as defined in Section 1.31.3, above), April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires from employment with the Employer; or

                          (2) With respect to a Participant who is a "five
percent owner" (as defined in Section 1.31.3, above), April 1 of the calendar year following the calendar year in which such five percent owner attains age 70-1/2 (without regard to whether such five percent owner actually retires from employment with the Employer).

                    B. Distributions shall be deemed to have satisfied the requirements of this Paragraph B only if:

                          (1) Either (i) the entire account balance of the
Participant under the Plan shall have been distributed to the Participant or the Participant's Beneficiaries, or (ii) distributions to the Participant (or the Participant's beneficiary) commence as of the applicable required beginning date under Paragraph A, above, and continue over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated Beneficiaries).

                          (2) Distributions to a Participant and his
Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                          (3) Notwithstanding any provision in the Plan to
the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code
Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to this Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs. However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of: (a) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (b) December 31st of the calendar year in which the Participant would have attained age 70 2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                          (4) For purposes of this Section 6.5, the life
expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

      6.6   Distribution Of Benefits Upon Death.

               6.6.1 The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in Section 6.6.2:

                    A.  One lump-sum payment in cash or in property;

                    B. Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

               6.6.2 In the event the death benefit payable pursuant to Section
6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

               6.6.3 Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

                    A. If it is determined pursuant to such Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                    B. However, the 5-year distribution requirement of the preceding section shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion. may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

               6.6.4 For purposes of Section 6.6.2, above, the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (a) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 2; or (b) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

               6.6.5 Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

      6.7 Time Of Segregation Or Distribution. Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

      6.8 Distribution For Minor Beneficiary. In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

      6.9 Location Of Participant Or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

      6.10  Advance Distribution For Hardship.

               6.10.1 The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 80% of his Participant's Elective Account valued as of the last Anniversary Date or other valuation date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the valuation date immediately preceding the date of distribution, and the Participant's Elective Account shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

                    A.  Expenses for medical care described in Code
Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

                    B. The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    C. Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                    D. Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               6.10.2 No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                    A. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                    B. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                    C. The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

                    D. The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

               6.10.3 Notwithstanding the above, for Plan Years beginning after December 31, 1988, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date.

               6.10.4 Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of
Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

      6.11 Qualified Domestic Relations Order Distribution. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code
Section 414(p).

7.    PLAN LOANS

      7.1   Participant Loans.

               7.1.1 Loans Permitted. The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances: (a) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (b) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (c) loans shall bear a reasonable rate of interest; (d) loans shall be adequately secured; and (e) shall provide for repayment over a reasonable period of time.

               7.1.2 Loan Limit. Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of: (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or (b) one-half (2) of the present value of the nonforfeitable accrued benefit of the Participant under the Plan. For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in clause (a) above shall be unreduced.

               7.1.3 Repayment Terms. Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

               7.1.4 Loan Program. Any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

                    A. The identity of the person or positions authorized to administer the Participant loan program;

                    B.  A procedure for applying for loans;

                    C.  The basis on which loans will be approved or denied;

                    D. Limitations, if any, on the types and amounts of loans offered;

                    E. The procedure under the program for determining a reasonable rate of interest;

                    F. The types of collateral which may secure a Participant loan; and

                    G. The events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

               7.1.5 USERRA - Repayments. Loan repayments on participant loans made under this Plan will be suspended as permitted under Code Section 414(u)(4).

      7.2 Direct Rollovers. The provisions of this Section 7.2 shall apply to distributions notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election with respect to distributions.

               7.2.1 Election. A "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

               7.2.2 Definitions. For purposes of this Section 7.2, the following terms shall have the following definitions:

                    A. The term "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (occurring not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    B. The term "eligible retirement plan" means an individual retirement account described in Code Section 408(a), and an individual retirement annuity described in Code Section 408(b), and an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse of the Participant, the term "eligible retirement plan shall mean only an individual retirement account or an individual retirement annuity.

                    C. The term "distributee" includes an Employee or former Employee, the Employee's or former Employee surviving spouse, and the Employee's or former Employee's spouse or former spouse who is the ultimate payee under a qualified domestic relations order (as defined in Code Section 414(p)).

                    D. The term "direct rollover" shall mean a payment by the plan to the eligible retirement plan specified by the distributee.

8.    AMENDMENT, TERMINATION AND MERGERS

      8.1   Amendment.

               8.1.1 Subject to the limitations of this Section 8.1, the Employer shall have the right at any time to amend the Plan with the approval of either the Employer's Board of Directors or a committee designated or authorized by the Board of Trustees. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

               8.1.2 No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

               8.1.3 Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

      8.2   Termination.

               8.2.1 The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participant's Elective Accounts shall become 100% Vested as provided in
Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

               8.2.2 Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1.3, above.

      8.3 Merger Or Consolidation. This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or

               8.3.1 Effective as of October 1, 1997, the Citizens State Bank of Santa Paula Profit-Sharing 401(k) Plan (the "Citizens Plan") was merged with and into this Plan. The entire account balance of each Participant in the Citizens Plan shall be continued with and into and maintained under this Plan. In accordance with Section 8.1.3, above, such merger shall not result in the elimination or reduction of any "Section 411(d)(6) protected benefits" of any person who was a participant in the Citizens Plan.

               8.3.2 Effective as of January 1, 1999, the Pacific Capital Bancorp 401(k) Profit-Sharing Plan (the "Merged Plan") is being merged and into this Plan. The entire account balance of each Participant in the Merged Plan shall be continued into and maintained under this Plan. Pursuant to Section 7.1.3, above, such merger shall not result in the elimination or reduction of any "Section 411(d)(6) protected benefits" of any person who was a participant in the Merged Plan.

9.    MISCELLANEOUS

      9.1 Rights. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

      9.2   Alienation.

               9.2.1 Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

               9.2.2 This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections
2.12 and 2.13.

               9.2.3 This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

      9.3 Construction of Plan. This Plan shall be construed and enforced according to the Act and the laws of the State of California, other than its laws respecting choice of law, to the extent not preempted by the Act.

      9.4 Gender and Number. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

      9.5 Legal Action. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorneys' fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

      9.6   Prohibition Against Diversion of Funds.

               9.6.1 Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

               9.6.2 In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable there must reduce the amount so returned.

      9.7 Bonding. Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

      9.8 Employer's And Trustee's Protective Clause. Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

      9.9 Insurer's Protective Clause. Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

      9.10 Receipt And Release For Payments. Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

      9.11 Action By The Employer. Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

      9.12 Named Fiduciaries And Allocation Of Responsibility. The "named Fiduciaries" of this Plan are (a) the Employer, (b) the Administrator and (c) the Trustee.

               9.12.1 The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.

               9.12.2 Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.

               9.12.3 It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

      9.13 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

      9.14  Approval By Internal Revenue Service.

               9.14.1 Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. if the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

               9.14.2 Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1.3, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

      9.15 Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

      9.16 Effective Date. Except as otherwise set forth in this Plan, the effective date of this Plan's multidocuments shall be January 1, 1998.





                  (Signatures appear on the following page.)

      IN WITNESS WHEREOF, the parties have executed this Plan on the date(s) set forth below their respective signatures.

"EMPLOYER:"

PACIFIC CAPITAL BANCORP, a California corporation, formerly known as "SANTA BARBARA BANCORP," for periods on and after January 1 1999

By_/s/ Jay D. Smith______________
     Jay D. Smith, Senior Vice President


SANTA BARBARA BANK & TRUST,
a California corporation, for periods prior to January 1, 1999


By_/s/ Jay D. Smith______________
     Jay D. Smith, Senior Vice President


"TRUSTEE:"

SANTA BARBARA BANK & TRUST,
a California corporation

By_/s/ Janice Kroekel ______________
    Janice Kroekel, Vice President

                                                                   EXHIBIT 5.1

June 26, 2000

Pacific Capital Bancorp
200 East Carrillo Street, Suite 300
Santa Barbara, California 93101

      Re:   Pacific Capital Bancorp
            Registration Statement on Form S-8

      We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Pacific Capital Bancorp, a California corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the following securities (collectively, the "Securities"): (i) an aggregate of 90,000 shares of the Company's common stock, no par value reserved for issuance under the Pacific Capital Bancorp Amended and Restated Incentive & Investment and Salary Savings Plan dated January 1, 1998 (the "Plan"); and (ii) an indeterminate amount of beneficial interests in the Plan. We have also reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Securities. This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601 of Regulation S-K.

      Based on such review, and in reliance thereon, we are of the opinion that:

      (a) the Securities have been duly authorized, and if, as and when issued in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable; and

      (b) The provisions of the Plan comply with the applicable provisions of the Employee Income Retirement Security Act of 1974, as amended ("ERISA").

      We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Reicker Clough Pfau Pyle
                                          McRoy & Herman LLP

                                    REICKER CLOUGH PFAU PYLE
                                          MCROY & HERMAN LLP

                                                                  EXHIBIT 23.2





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated February 4, 2000, included in Pacific Capital Bancorp's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
Los Angeles, California
June 26, 2000